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                                                                    EXHIBIT 99.1

[TEAM AMERICA HUMAN RESOURCES LOGO]


COMPANY CONTACT:
S. Cash Nickerson, Chairman and CEO
(888) 522-6008 Ext. 114
cnickerson@teamamerica.com


TEAM AMERICA ENGAGES SCHNEIDER DOWNS AS NEW INDEPENDENT AUDITOR

WORTHINGTON, OHIO - JANUARY 10, 2003. TEAM America, Inc. (NASDAQ: TMOSE) today announced that it has engaged the services of Schneider Downs & Co., Inc. as the Company's independent auditor effective immediately. Chairman and CEO, S. Cash Nickerson, said, "We look forward to working with Schneider Downs in its new role as our independent auditor."

TEAM America, Inc. (NASDAQ: TMOSE) is a leading Business Process Outsourcing Company specializing in Human Resources. TEAM America is a pioneer in the Professional Employer Organization (PEO) industry and was founded in 1986. Headquartered in Columbus, Ohio, with annual revenues of approximately $500 million, the Company is one of the ten largest PEOs in the country serving more than 1,500 small businesses in all 50 states. For more information regarding the company, visit www.teamamerica.com.

Schneider Downs & Co., Inc., certified public accountants and business advisors, with offices in Columbus, Ohio and Pittsburgh, Pennsylvania is one of the leading public accounting firms in the Central Ohio and Western Pennsylvania areas. Joseph J. Patrick, Jr., shareholder at Schneider Downs commented that, "We are excited at the prospect of assisting TEAM America, Inc. in achieving their business objectives."

Statements in this document that are not historical facts are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is contained under the caption "Business-Risk Factors" in the Company's Annual Report on Form 10-K/A for the year ended December 29, 2001 filed with the Securities and Exchange Commission, as the same may be amended from time to time. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of the Company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the Company's ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.


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